Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2025 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.40 PER SHARE

ARLINGTON, Texas (Business Wire) - April 17, 2025

Fiscal 2025 Second Quarter Highlights
•Net income attributable to D.R. Horton of $810.4 million or $2.58 per diluted share
•Consolidated pre-tax income of $1.1 billion, with a pre-tax profit margin of 13.8%
•Consolidated revenues of $7.7 billion
•Homes sales revenues of $7.2 billion on 19,276 homes closed
•Net sales orders of 22,437 homes with an order value of $8.4 billion
•Repurchased 9.7 million shares of common stock for $1.3 billion and paid cash dividends of $125.5 million
•New share repurchase authorization of $5.0 billion

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per diluted share attributable to D.R. Horton for its second fiscal quarter ended March 31, 2025 decreased 27% to $2.58 compared to $3.52 in the same quarter of fiscal 2024. Net income attributable to D.R. Horton in the second quarter of fiscal 2025 decreased 31% to $810.4 million compared to $1.2 billion in the same quarter of fiscal 2024. For the six months ended March 31, 2025, net income per diluted share attributable to D.R. Horton decreased 18% to $5.19 compared to $6.34 in the same period of fiscal 2024. Net income attributable to D.R. Horton for the six months ended March 31, 2025 decreased 22% to $1.7 billion compared to $2.1 billion in the same period of fiscal 2024.

Consolidated revenues in the second quarter of fiscal 2025 decreased 15% to $7.7 billion compared to $9.1 billion in the same quarter of fiscal 2024. For the six months ended March 31, 2025, consolidated revenues decreased 9% to $15.3 billion compared to $16.8 billion in the same period of fiscal 2024.

The Company's return on equity (ROE) was 17.4% for the trailing twelve months ended March 31, 2025, and return on assets (ROA) was 12.2% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

During the six months ended March 31, 2025, net cash provided by operations was $210.5 million. The Company's consolidated cash balance at March 31, 2025 was $2.5 billion and the available capacity on its credit facilities was $3.3 billion, for total liquidity of $5.8 billion. In February, the Company issued $700 million of homebuilding senior notes due 2035. Debt at March 31, 2025 totaled $6.5 billion, with $500 million of homebuilding senior notes maturing in the next twelve months. The Company's debt to total capital ratio at March 31, 2025 was 21.1%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable.

David Auld, Executive Chairman, said, “For the second fiscal quarter of 2025, the D.R. Horton team delivered solid results, highlighted by earnings per diluted share of $2.58. Consolidated pre-tax income for the quarter was $1.1 billion on revenues of $7.7 billion, with a pre-tax profit margin of 13.8%. We leveraged our operational results and strong balance sheet to return $1.4 billion to shareholders through share repurchases and dividends during the quarter, and we have reduced our outstanding share count by 7% from a year ago.

“The 2025 spring selling season started slower than expected as potential homebuyers have been more cautious due to continued affordability constraints and declining consumer confidence. Our net sales orders and homebuilding revenues in the second quarter decreased 15% from the prior year period; however, our home sales gross margin was 21.8%, at the midpoint of our guidance range. Our tenured operators are responding appropriately to market conditions by increasing sales incentives where necessary to drive traffic and incremental sales, while carefully balancing pace versus price to maximize returns.

“Our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility. We are well-positioned with our affordable product offerings and flexible lot supply, and we are focused on maximizing returns in each of our communities. We are maintaining our disciplined approach to capital allocation to enhance the long-term value of D.R. Horton, including consistently returning capital to our shareholders through share repurchases and dividends.”

Homebuilding Operations
Homebuilding revenue for the second quarter of fiscal 2025 decreased 15% to $7.2 billion compared to $8.5 billion in the same quarter of fiscal 2024. Homes closed in the quarter decreased 15% to 19,276 homes compared to 22,548 homes closed in the same quarter of fiscal 2024. Homebuilding revenue for the first six months of fiscal 2025 decreased 9% to $14.4 billion compared to $15.8 billion in the same period of fiscal 2024. Homes closed in the first six months of fiscal 2025 decreased 8% to 38,335 homes compared to 41,888 homes closed in the same period of fiscal 2024.

Homebuilding pre-tax income in the second quarter of fiscal 2025 decreased 31% to $935.0 million with a pre-tax profit margin of 13.0% compared to $1.4 billion of pre-tax income and a 16.0% pre-tax profit margin in the same quarter of fiscal 2024. Homebuilding pre-tax income for the first six months of fiscal 2025 decreased 21% to $1.9 billion with a pre-tax profit margin of 13.6% compared to $2.5 billion of pre-tax income and a 15.6% pre-tax profit margin in the same period of fiscal 2024.

The Company’s homebuilding return on inventory (ROI) was 24.3% for the trailing twelve months ended March 31, 2025. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

During the six months ended March 31, 2025, net cash provided by homebuilding operations was $876.0 million.

Net sales orders for the second quarter ended March 31, 2025 decreased 15% to 22,437 homes and 17% in value to $8.4 billion compared to 26,456 homes and $10.1 billion in the same quarter of fiscal 2024. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2025 was 16% compared to 15% in the prior year quarter. Net sales orders for the first six months of fiscal 2025 decreased 10% to 40,274 homes and 11% in value to $15.0 billion compared to 44,525 homes and $16.9 billion in the same period of fiscal 2024. The Company's sales order backlog of homes under contract at March 31, 2025 decreased 21% to 14,164 homes and 22% in value to $5.5 billion compared to 17,873 homes and $7.0 billion at March 31, 2024.

At March 31, 2025, the Company had 36,900 homes in inventory, of which 23,500 were unsold. 8,400 of the Company’s unsold homes at March 31, 2025 were completed, of which 1,200 had been completed for greater than six months. The Company’s homebuilding land and lot portfolio totaled 613,100 lots at the end of the quarter, of which 25% were owned and 75% were controlled through land and lot purchase contracts. Of the Company’s homes closed during the six months ended March 31, 2025, 65% were on lots developed by Forestar or third parties.

Rental Operations
The Company's rental operations generated $22.8 million of pre-tax income on revenues of $236.6 million in the second quarter of fiscal 2025 compared to $33.3 million of pre-tax income on revenues of $371.3 million in the same quarter of fiscal 2024. For the six months ended March 31, 2025, rental operations pre-tax income was $34.7 million on revenues of $454.3 million compared to pre-tax income of $64.6 million on revenues of $566.5 million in the prior year period.

During the second quarter of fiscal 2025, the Company sold 519 single-family rental homes for $144.2 million compared to 1,109 homes sold for $301.3 million in the prior year quarter. During the six months ended March 31, 2025, the Company sold 830 single-family rental homes for $232.3 million compared to 1,488 homes sold for $417.3 million in the prior year period. At March 31, 2025, the consolidated balance sheet included $813.2 million of single-family rental property inventory consisting of 3,400 homes, of which 2,820 were completed, and 1,200 lots, of which 590 were finished.

During the second quarter of fiscal 2025, the Company sold 300 multi-family rental units for $84.4 million compared to 424 units sold for $70.0 million in the prior year quarter. During the six months ended March 31, 2025, the Company sold 804 multi-family rental units for $214.0 million compared to 724 units sold for $149.2 million in the prior year period. At March 31, 2025, the consolidated balance sheet included $2.3 billion of multi-family rental property inventory consisting of 12,330 units, of which 5,800 units were under active construction and 6,530 units were completed.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the second quarter ended March 31, 2025, Forestar sold 3,411 lots and generated $351.0 million of revenue compared to 3,289 lots and $333.8 million of revenue in the prior year quarter. For the six months ended March 31, 2025, Forestar sold 5,744 lots and generated $601.3 million of revenue compared to 6,439 lots and $639.7 million of revenue in the prior year period. Forestar’s pre-tax income in the second quarter of fiscal 2025 was $40.7 million with a pre-tax profit margin of 11.6% compared to $58.9 million of pre-tax income and a 17.6% pre-tax profit margin in the same quarter of fiscal 2024. For the six months ended March 31, 2025, Forestar’s pre-tax income was $62.6 million with a pre-tax profit margin of 10.4% compared to $110.1 million of pre-tax income and a 17.2% pre-tax profit margin in the same period of fiscal 2024.

Financial Services
For the second quarter ended March 31, 2025, financial services revenues were $212.9 million compared to $225.6 million in the same quarter of fiscal 2024. Financial services pre-tax income for the quarter was $73.0 million with a pre-tax profit margin of 34.3% compared to $78.0 million of pre-tax income and a 34.6% pre-tax profit margin in the prior year quarter. For the six months ended March 31, 2025, financial services revenues were $395.2 million compared to $418.2 million in the same period of fiscal 2024. Financial services pre-tax income was $121.6 million with a pre-tax profit margin of 30.8% compared to $144.0 million of pre-tax income and a 34.4% pre-tax profit margin in the prior year period.

Dividends
During the second quarter of fiscal 2025, the Company paid cash dividends of $125.5 million, for a total of $254.0 million of dividends paid during the six months ended March 31, 2025. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.40 per common share that is payable on May 9, 2025 to stockholders of record on May 2, 2025.

Share Repurchases
The Company repurchased 9.7 million shares of common stock for $1.3 billion during the second quarter of fiscal 2025, for a total of 16.5 million shares repurchased for $2.4 billion during the six months ended March 31, 2025. The Company’s number of common shares outstanding at March 31, 2025 was 308.6 million, down 7% from 330.2 million shares outstanding at March 31, 2024. The Company’s remaining stock repurchase authorization at March 31, 2025 was $1.2 billion. In April 2025, the Board of Directors authorized the repurchase of up to $5.0 billion of the Company’s common stock, replacing the previous authorization, which at that time had $1.1 billion remaining due to repurchases made subsequent to quarter end.

Guidance
Based on the Company’s results for the first half of the fiscal 2025 and current market conditions, D.R. Horton is updating its guidance for fiscal 2025 as follows:
•Consolidated revenues in the range of $33.3 billion to $34.8 billion
•Homes closed by homebuilding operations of 85,000 homes to 87,000 homes
•Consolidated cash flow provided by operations of greater than $3.0 billion
•Share repurchases of approximately $4.0 billion
The Company is reiterating its fiscal 2025 guidance as follows:
•Income tax rate of approximately 24.0%
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its third quarter of fiscal 2025 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, April 17) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 445791), and the call will also be webcast from the Company’s website at investor.drhorton.com.

Third Quarter Conference Call
The Company plans to release financial results for its third quarter ended June 30, 2025 on Tuesday, July 22, 2025 before the market opens. The Company will host a conference call that morning at 8:30 a.m. Eastern Time. Details on how to access the conference call will be available at a later date.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1,100,000 homes in its over 46-year history. D.R. Horton has operations in 126 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $250,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended March 31, 2025, D.R. Horton closed 86,137 homes in its homebuilding operations, in addition to 3,312 single-family rental homes and 2,282 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our tenured operators are responding appropriately to market conditions by increasing sales incentives where necessary to drive traffic and incremental sales, while carefully balancing pace versus price to maximize returns; our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility; we are well-positioned with our affordable product offerings and flexible lot supply, and we are focused on maximizing returns in each of our communities; and we are maintaining our disciplined approach to capital allocation to enhance the long-term value of D.R. Horton, including consistently returning capital to our shareholders through share repurchases and dividends. The forward-looking statements also include all metrics in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions; adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully; the impact of an inflationary, deflationary or higher interest rate environment; risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals; the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of information technology failures, data security breaches, and the failure to satisfy privacy and data protection laws and regulations; the effects of governmental regulations and environmental matters on our land development and housing operations; the effects of governmental regulations on our financial services operations; the effects of competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and the effects of actions by activist stockholders. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2025	September 30, 2024
	(In millions)
ASSETS
Cash and cash equivalents	$2,471.4	$4,516.4
Restricted cash	46.7	27.6
Total cash, cash equivalents and restricted cash	2,518.1	4,544.0
Inventories:
Construction in progress and finished homes	8,651.3	8,875.8
Residential land and lots — developed, under development, held for development and held for sale	14,713.0	13,121.4
Rental properties	3,118.1	2,906.0
Total inventory	26,482.4	24,903.2
Mortgage loans held for sale	2,455.0	2,477.5
Deferred income taxes, net of valuation allowance of $14.9 million at March 31, 2025 and September 30, 2024	74.6	167.5
Property and equipment, net	536.5	531.0
Other assets	3,459.9	3,317.6
Goodwill	163.5	163.5
Total assets	$35,690.0	$36,104.3
LIABILITIES
Accounts payable	$1,373.8	$1,345.5
Accrued expenses and other liabilities	2,939.1	3,016.7
Notes payable	6,518.4	5,917.7
Total liabilities	10,831.3	10,279.9
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 403,909,383 shares issued and 308,629,060 shares outstanding at March 31, 2025 and 402,848,342 shares issued and 324,027,360 shares outstanding at September 30, 2024	4.0	4.0
Additional paid-in capital	3,509.6	3,490.7
Retained earnings	29,352.3	27,951.0
Treasury stock, 95,280,323 shares and 78,820,982 shares at March 31, 2025 and September 30, 2024, respectively, at cost	(8,538.8)	(6,132.9)
Stockholders’ equity	24,327.1	25,312.8
Noncontrolling interests	531.6	511.6
Total equity	24,858.7	25,824.4
Total liabilities and equity	$35,690.0	$36,104.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
	(In millions, except per share data)
Revenues	$7,734.0	$9,107.2	$15,347.0	$16,833.1
Cost of sales	5,833.8	6,774.3	11,536.6	12,494.0
Selling, general and administrative expense	898.7	880.6	1,776.8	1,715.6
Other (income) expense	(65.6)	(76.2)	(143.4)	(152.5)
Income before income taxes	1,067.1	1,528.5	2,177.0	2,776.0
Income tax expense	248.0	344.8	506.0	636.6
Net income	819.1	1,183.7	1,671.0	2,139.4
Net income attributable to noncontrolling interests	8.7	11.6	15.7	19.9
Net income attributable to D.R. Horton, Inc.	$810.4	$1,172.1	$1,655.3	$2,119.5

Net income per share attributable to D.R. Horton, Inc.
Basic	$2.59	$3.54	$5.22	$6.38
Diluted	$2.58	$3.52	$5.19	$6.34

Weighted average shares outstanding
Basic	312.5	330.9	317.0	332.1
Diluted	314.0	333.3	318.7	334.5

Other Consolidated Financial Data
Interest charged to cost of sales	$32.2	$32.8	$62.5	$60.8
Depreciation and amortization	$24.6	$21.1	$48.7	$41.1
Interest incurred	$55.2	$50.5	$101.9	$93.1

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2025	2024
	(In millions)
OPERATING ACTIVITIES
Net income	$1,671.0	$2,139.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	48.7	41.1
Stock-based compensation expense	75.2	65.9
Deferred income taxes	93.1	19.9
Inventory and land option charges	46.6	19.6
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	229.8	(709.1)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,588.9)	(1,371.1)
Increase in rental properties	(216.0)	(386.9)
(Increase) decrease in other assets	(122.9)	27.6
Decrease (increase) in mortgage loans held for sale	22.5	(152.5)
Decrease in accounts payable, accrued expenses and other liabilities	(48.6)	(164.0)
Net cash provided by (used in) operating activities	210.5	(470.1)
INVESTING ACTIVITIES
Expenditures for property and equipment	(47.6)	(71.3)
Proceeds from sale of assets	—	9.9
Payments related to business acquisitions, net of cash acquired	(53.1)	(1.0)
Other investing activities	6.2	(3.6)
Net cash used in investing activities	(94.5)	(66.0)
FINANCING ACTIVITIES
Proceeds from notes payable	2,222.0	985.0
Repayment of notes payable	(1,566.1)	(400.0)
(Repayment) borrowings on mortgage repurchase facilities, net	(86.4)	214.4
Proceeds from stock associated with certain employee benefit plans	8.5	12.2
Cash paid for shares withheld for taxes	(63.4)	(81.6)
Cash dividends paid	(254.0)	(199.1)
Repurchases of common stock	(2,407.9)	(794.5)
Net proceeds from issuance of Forestar common stock	—	19.7
Net other financing activities	5.4	(26.7)
Net cash used in financing activities	(2,141.9)	(270.6)
Net decrease in cash, cash equivalents and restricted cash	(2,025.9)	(806.7)
Cash, cash equivalents and restricted cash at beginning of period	4,544.0	3,900.1
Cash, cash equivalents and restricted cash at end of period	$2,518.1	$3,093.4
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Notes payable issued for inventory	$—	$18.9
Stock issued under employee incentive plans	$143.5	$151.3

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,904.0	$98.6	$174.3	$269.1	$25.4	$2,471.4
Restricted cash	23.9	1.8	—	21.0	—	46.7
Inventories:
Construction in progress and finished homes	8,762.7	—	—	—	(111.4)	8,651.3
Residential land and lots	12,149.0	—	2,759.4	—	(195.4)	14,713.0
Rental properties	—	3,115.1	—	—	3.0	3,118.1
	20,911.7	3,115.1	2,759.4	—	(303.8)	26,482.4
Mortgage loans held for sale	—	—	—	2,455.0	—	2,455.0
Deferred income taxes, net	127.1	(14.7)	—	—	(37.8)	74.6
Property and equipment, net	503.7	1.5	7.1	3.8	20.4	536.5
Other assets	3,054.9	37.4	101.9	197.2	68.5	3,459.9
Goodwill	134.3	—	—	—	29.2	163.5
	$26,659.6	$3,239.7	$3,042.7	$2,946.1	$(198.1)	$35,690.0
Liabilities
Accounts payable	$1,097.1	$280.2	$70.0	$0.2	$(73.7)	$1,373.8
Accrued expenses and other liabilities	2,560.1	29.2	454.4	306.1	(410.7)	2,939.1
Notes payable	3,148.5	1,050.0	872.5	1,447.4	—	6,518.4
	$6,805.7	$1,359.4	$1,396.9	$1,753.7	$(484.4)	$10,831.3

	September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$3,623.0	$157.6	$481.2	$242.3	$12.3	$4,516.4
Restricted cash	4.8	2.2	—	20.6	—	27.6
Inventories:
Construction in progress and finished homes	8,986.1	—	—	—	(110.3)	8,875.8
Residential land and lots	11,044.9	—	2,266.2	—	(189.7)	13,121.4
Rental properties	—	2,902.4	—	—	3.6	2,906.0
	20,031.0	2,902.4	2,266.2	—	(296.4)	24,903.2
Mortgage loans held for sale	—	—	—	2,477.5	—	2,477.5
Deferred income taxes, net	211.6	(14.7)	—	—	(29.4)	167.5
Property and equipment, net	500.2	1.1	7.1	4.0	18.6	531.0
Other assets	2,976.5	74.5	85.6	212.3	(31.3)	3,317.6
Goodwill	134.3	—	—	—	29.2	163.5
	$27,481.4	$3,123.1	$2,840.1	$2,956.7	$(297.0)	$36,104.3
Liabilities
Accounts payable	$1,046.1	$474.2	$85.9	$0.8	$(261.5)	$1,345.5
Accrued expenses and other liabilities	2,552.0	67.8	452.8	234.6	(290.5)	3,016.7
Notes payable	2,926.8	750.7	706.4	1,533.8	—	5,917.7
	$6,524.9	$1,292.7	$1,245.1	$1,769.2	$(552.0)	$10,279.9
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,180.9	$—	$—	$—	$—	$7,180.9
Land/lot sales and other	22.0	—	351.0	—	(269.4)	103.6
Rental property sales	—	236.6	—	—	—	236.6
Financial services	—	—	—	212.9	—	212.9
	7,202.9	236.6	351.0	212.9	(269.4)	7,734.0
Cost of sales
Home sales (2)	5,614.7	—	—	—	(49.8)	5,564.9
Land/lot sales and other	3.0	—	270.9	—	(217.8)	56.1
Rental property sales	—	182.8	—	—	—	182.8
Inventory and land option charges	29.4	0.3	0.9	—	(0.6)	30.0
	5,647.1	183.1	271.8	—	(268.2)	5,833.8
Selling, general and administrative expense	637.8	58.0	38.4	160.3	4.2	898.7
Other (income) expense	(17.0)	(27.3)	0.1	(20.4)	(1.0)	(65.6)
Income before income taxes	$935.0	$22.8	$40.7	$73.0	$(4.4)	$1,067.1

	Six Months Ended March 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$14,327.0	$—	$—	$—	$—	$14,327.0
Land/lot sales and other	43.2	—	601.3	—	(474.0)	170.5
Rental property sales	—	454.3	—	—	—	454.3
Financial services	—	—	—	395.2	—	395.2
	14,370.2	454.3	601.3	395.2	(474.0)	15,347.0
Cost of sales
Home sales (2)	11,136.7	—	—	—	(103.1)	11,033.6
Land/lot sales and other	16.7	—	465.2	—	(387.7)	94.2
Rental property sales	—	362.2	—	—	—	362.2
Inventory and land option charges	41.3	3.9	2.0	—	(0.6)	46.6
	11,194.7	366.1	467.2	—	(491.4)	11,536.6
Selling, general and administrative expense	1,274.5	104.3	74.3	314.5	9.2	1,776.8
Other (income) expense	(46.9)	(50.8)	(2.8)	(40.9)	(2.0)	(143.4)
Income before income taxes	$1,947.9	$34.7	$62.6	$121.6	$10.2	$2,177.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$876.0	$(381.6)	$(469.8)	$197.2	$(11.3)	$210.5
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,466.7	$—	$—	$—	$—	$8,466.7
Land/lot sales and other	6.9	—	333.8	—	(297.1)	43.6
Rental property sales	—	371.3	—	—	—	371.3
Financial services	—	—	—	225.6	—	225.6
	8,473.6	371.3	333.8	225.6	(297.1)	9,107.2
Cost of sales
Home sales (2)	6,505.6	—	—	—	(68.3)	6,437.3
Land/lot sales and other	4.2	—	250.5	—	(234.1)	20.6
Rental property sales	—	302.8	—	—	—	302.8
Inventory and land option charges	13.1	0.3	0.2	—	—	13.6
	6,522.9	303.1	250.7	—	(302.4)	6,774.3
Selling, general and administrative expense	614.1	61.4	29.2	171.2	4.7	880.6
Other (income) expense	(21.0)	(26.5)	(5.0)	(23.6)	(0.1)	(76.2)
Income before income taxes	$1,357.6	$33.3	$58.9	$78.0	$0.7	$1,528.5

	Six Months Ended March 31, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$15,743.1	$—	$—	$—	$—	$15,743.1
Land/lot sales and other	27.2	—	639.7	—	(561.6)	105.3
Rental property sales	—	566.5	—	—	—	566.5
Financial services	—	—	—	418.2	—	418.2
	15,770.3	566.5	639.7	418.2	(561.6)	16,833.1
Cost of sales
Home sales (2)	12,113.6	—	—	—	(122.5)	11,991.1
Land/lot sales and other	17.3	—	483.4	—	(456.7)	44.0
Rental property sales	—	444.1	—	—	(4.8)	439.3
Inventory and land option charges	18.6	0.6	0.4	—	—	19.6
	12,149.5	444.7	483.8	—	(584.0)	12,494.0
Selling, general and administrative expense	1,217.5	108.8	57.2	322.7	9.4	1,715.6
Other (income) expense	(50.4)	(51.6)	(11.4)	(48.5)	9.4	(152.5)
Income before income taxes	$2,453.7	$64.6	$110.1	$144.0	$3.6	$2,776.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$408.3	$(653.9)	$(216.0)	$(40.7)	$32.2	$(470.1)
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2025		2024		2025		2024
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,390	$762.7	1,617	$833.1	2,409	$1,296.4	2,796	$1,428.9
Southwest	2,371	1,143.7	3,068	1,512.3	4,545	2,193.1	5,231	2,547.3
South Central	5,958	1,853.5	7,021	2,287.2	10,517	3,284.2	11,853	3,841.8
Southeast	5,180	1,762.1	6,985	2,489.8	9,602	3,264.1	11,786	4,194.9
East	4,754	1,644.0	4,978	1,785.1	8,341	2,883.3	8,279	2,960.3
North	2,784	1,192.6	2,787	1,155.7	4,860	2,091.0	4,580	1,879.5
	22,437	$8,358.6	26,456	$10,063.2	40,274	$15,012.1	44,525	$16,852.7

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2025		2024		2025		2024
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,223	$660.4	1,476	$739.9	2,279	$1,193.5	2,610	$1,313.6
Southwest	2,206	1,063.6	2,665	1,282.9	4,541	2,203.6	4,883	2,334.2
South Central	4,968	1,530.0	6,098	1,958.4	9,704	3,016.5	11,219	3,622.4
Southeast	4,626	1,593.0	6,118	2,185.2	9,657	3,332.2	11,612	4,175.4
East	3,953	1,359.8	4,060	1,441.1	7,672	2,668.3	7,641	2,709.1
North	2,300	974.1	2,131	859.2	4,482	1,912.9	3,923	1,588.4
	19,276	$7,180.9	22,548	$8,466.7	38,335	$14,327.0	41,888	$15,743.1

SALES ORDER BACKLOG

	As of March 31,
	2025		2024
	Homes	Value	Homes	Value
Northwest	665	$387.2	733	$393.3
Southwest	1,218	613.1	1,755	894.4
South Central	3,567	1,161.4	4,261	1,446.0
Southeast	3,040	1,067.3	4,990	1,893.1
East	3,413	1,227.4	4,019	1,503.7
North	2,261	1,020.3	2,115	908.8
	14,164	$5,476.7	17,873	$7,039.3

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	March 31, 2025			September 30, 2024
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	11,700	18,500	30,200	13,000	18,600	31,600
Southwest	21,200	28,700	49,900	22,200	29,200	51,400
South Central	37,700	109,500	147,200	39,000	109,600	148,600
Southeast	30,100	121,600	151,700	29,500	134,300	163,800
East	32,700	122,300	155,000	32,500	129,300	161,800
North	17,200	61,900	79,100	16,300	59,400	75,700
	150,600	462,500	613,100	152,500	480,400	632,900
	25%	75%	100%	24%	76%	100%
_____________
(1)Lots controlled at March 31, 2025 included approximately 43,900 lots owned or controlled by Forestar, 24,700 of which our homebuilding divisions had under contract to purchase and 19,200 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2024 included approximately 37,700 lots owned or controlled by Forestar, 20,500 of which our homebuilding divisions had under contract to purchase and 17,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	March 31, 2025	September 30, 2024
Northwest	2,400	2,100
Southwest	3,700	4,200
South Central	9,500	9,000
Southeast	8,300	9,700
East	8,200	7,500
North	4,800	4,900
	36,900	37,400
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.